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                                                                    Exhibit 99.1

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DUFF & PHELPS, LLC - 2000 UNIVERSITY CIRCLE, SUITE 600 - EAST PALO ALTO, CA 94303 - TEL. 650-798-5500 - FAX - 650-798-5510
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DUFF & PHELPS [LOGO]


      November 16, 2006



      Mr. Michael Dodson
      Chief Financial Officer
      eTelecare Global Solutions, Inc.
      8901 E. Raintree Drive, Suite 101
      Scottsdale, Arizona 85260

      SUBJECT:  WRITTEN CONSENT TO REFERENCE DUFF & PHELPS, LLC
                VALUATION IN S-1 FILING OF eTELECARE GLOBAL SOLUTIONS, INC.


      Dear Mr. Dodson:

      We hereby consent to the inclusion in the registration statement on Form S-l of eTelecare Global Solutions, Inc. for the registration of shares of its common stock and any amendment thereto (the "Registration Statement") of references to our final reports relating to the Estimation of the Fair Value of the Common Stock of eTelecare Global Solutions, Inc. as of July 1, 2005, December 31, 2005 and July 1, 2006 and to references to our firm's name therein. In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under
      Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder. The responsibility for determining the value rests solely with eTelecare Global Solutions, Inc. and our valuation report(s) was used as part of the Company eTelecare Global Solutions, Inc.'s analysis in reaching their conclusion of value.


      Sincerely,

      /s/ Duff & Phelps, LLC

      Duff & Phelps, LLC

      By: Michael Wierwille, Managing Director



www. duffandphelps.com